EXHIBIT 21

Interstate Hotels & Resorts
List of Subsidiaries

Jurisdiction of
Incorporation
Name	or Organization

AGH Leasing, L.P.	Delaware
Apalachee Bay SAS	France
Beaumont ABC Corporation	Texas
BridgeStreet Accommodations, Inc.	United Kingdom
BridgeStreet Accommodations, Ltd.	United Kingdom
BridgeStreet Arizona, Inc.	Delaware
BridgeStreet California, Inc.	Delaware
BridgeStreet Canada, Inc.	Canada
BridgeStreet Colorado, Inc.	Delaware
BridgeStreet London, Ltd.	United Kingdom
BridgeStreet Maryland, Inc.	Delaware
BridgeStreet Midwest, Inc.	Delaware
BridgeStreet Minneapolis, Inc.	Delaware
BridgeStreet Nevada, Inc.	Delaware
BridgeStreet North Carolina, Inc.	Delaware
BridgeStreet Ohio, Inc.	Delaware
BridgeStreet Raleigh, Inc.	North Carolina
BridgeStreet Southwest, Inc.	Delaware
BridgeStreet Texas, L.P.	Delaware
BridgeStreet Wardrobe Place, Ltd.	United Kingdom
CapStar BK Company, L.L.C	Delaware
CapStar California Beverage Corporation	California
CapStar KC II Company, L.L.C	Delaware
CapStar St. Louis Company, L.L.C	Delaware
CapStar Winston Company, L.L.C	Delaware
CapStar Wyandotte Company, L.L.C	Missouri
Colony de Mexico, S.A. de C.V.	Mexico
Colony Hotels and Resorts Company	Delaware
Colony International Management Company, L.L.C	Delaware
Continental Design & Supplies Company, L.L.C	Delaware
Crossroads Future Company, L.L.C	Delaware
Crossroads Future Financing Company, L.L.C	Delaware
Crossroads Hospitality Company, L.L.C	Delaware
Crossroads Hospitality Management Company	Delaware
Crossroads Hospitality Tenant Company, L.L.C	Delaware

Jurisdiction of
Incorporation
Name	or Organization

Crossroads/Memphis Company, L.L.C	Delaware
Crossroads/Memphis Financing Company II, L.L.C	Delaware
Crossroads/Memphis Financing Company, L.L.C	Delaware
Crossroads/Memphis Financing Corporation	Delaware
Crossroads/Memphis Financing II Corporation	Delaware
Crossroads/Memphis Partnership, L.P.	Delaware
CRS/Burlington Corporation	Vermont
Equity Bluefield, Inc.	West Virginia
Flagstone Hospitality Management, L.L.C	Delaware
Future Financing Member Corporation	Delaware
Garden ABC Corporation	Texas
Haus Account, L.L.C	Maryland
Hilltop Equipment Leasing Company, L.P.	Delaware
Houston ABC Corp.	Texas
IHC Holdings, Inc.	Delaware
IHC II, L.L.C	Delaware
IHC International Development (U.K.), L.L.C	United Kingdom
IHC Moscow Services, L.L.C	Delaware
IHC Services Company, L.L.C	Delaware
IHC/Moscow Corporation	Delaware
Intersate Kissimmee Partner, L.P.	Delaware
Interstate ABC Corporation	Delaware
Interstate Hotels Company	Delaware
Interstate Hotels, L.L.C	Delaware
Interstate Houston Partner, L.P.	Delaware
Interstate Investment Corporation	Delaware
Interstate Manchester Company, L.L.C	Delaware
Interstate Member, Inc.	Delaware
Interstate Partner Corporation	Delaware
Interstate Pittsburgh Hotel Holdings, L.L.C	Delaware
Interstate Property Corporation	Delaware
Interstate Property Partnership, L.P.	Delaware
Interstate/Dallas GP, L.L.C	Delaware
Interstate/Dallas Partnership, L.P.	Delaware
Loryt (1), Ltd.	United Kingdom
MeriStar AGH Company, L.L.C	Delaware
MeriStar Flagstone, L.L.C	Delaware
MeriStar H&R Operating Company, L.P.	Delaware
MeriStar HGI Company, L.L.C	Delaware
MeriStar Laundry, L.L.C	Delaware
MeriStar Management (Canmore) Ltd.	British Columbia, Canada
MeriStar Management (Vancouver-Metrotown), Ltd.	British Columbia, Canada
MeriStar Management Company, L.L.C	Delaware
MeriStar Palmas Corp.	Delaware

Jurisdiction of
Incorporation
Name	or Organization

MeriStar Palmas L.P. Corp.	Delaware
MeriStar Palmas L.P. S.en C., (S.E.)	Puerto Rico
MeriStar Pink Shell, L.L.C	Delaware
MeriStar Preston Center, L.L.C	Delaware
MeriStar Storrs Company, L.L.C	Delaware
MeriStar Vacations, L.L.C	Delaware
MIP GP, Inc.	Delaware
MIP GP, L.L.C	Delaware
Northridge Holdings, Inc.	Delaware
Northridge Insurance Company	Caymen Islands
Oak Hill Catering Company, Inc.	West Virginia
PAH-Cambridge Holdings, L.L.C	Delaware
PAH-Hilltop, GP, L.L.C	Delaware
The NetEffect Strategic Alliance, L.L.C	Delaware
Twin Towers Leasing, L.P.	Florida